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                                                                  EXHIBIT 23.2
                                                                  ------------



                     CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the inclusion in this registration statement of our Report dated April 21, 1997 for Peregrine Systems, Inc. and to all references to our firm included in this registration statement.


                                   /s/ ARTHUR ANDERSEN LLP

San Diego, California
January 21, 1998